                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE


-----------------------------------------------------------------------------------------
                                                   Three Months Ended   Six Months Ended
                                                        June 30,            June 30,
                                                   ------------------   -----------------
(in millions, except per share amounts)              2000       1999     2000      1999
-----------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE (EPS) (1)
Earnings available for common stock                 $ 248      $ 182     $ 528     $ 353
                                                   ========   ========  ========  ========
Average common shares outstanding                     361        367       361       370
                                                   ========   ========  ========  ========
Basic EPS                                           $ .69      $ .50     $1.46     $ .95
                                                   ========   ========  ========  ========

DILUTED EARNINGS PER SHARE (EPS) (1)

Earnings available for common stock                 $ 248      $ 182     $ 528     $ 353
Less: assumed cash settlement of forward
  contract that may be settled in Company
  stock or cash                                         -         10         -        29
                                                   --------   --------  --------  --------
Earnings available for common stock as
  adjusted                                            248        172       528       324
                                                   ========   ========  ========  ========



Average common shares outstanding                     361        367       361       370
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)               3          2         2         1
                                                   --------   --------  --------  --------
Average common shares outstanding as
  adjusted                                            364        369       363       371
                                                   ========   ========  ========  ========
Diluted EPS                                         $ .68      $ .47     $1.45     $ .87
                                                   ========   ========  ========  ========



-----------------------------------------------------------------------------------------

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K and
Statement of Financial Accounting Standards No. 128.